PROSPECTUS and				PRICING SUPPLEMENT NO. 22
PROSPECTUS SUPPLEMENT, each		effective at 12:50 pm ET
Dated July 13, 1995			Dated January 31, 1996
CUSIP: 24422EGM5				Commission File No.: 33-60383
						Filed pursuant to Rule 424(b)(3)


                        U.S. $758,850,000
                  JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
            due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				5 February 1996

Maturity Date:					5 February 1999

Principal Amount:					$25,000,000

Interest Rate Basis:				CMT Rate

Designated CMT Telerate Page:			7055

Index Maturity:					10 Years
Spread:						Minus 85 basis points (-0.85%)

Initial Interest Determination Date:	1 February 1996

Day Count Convention:				Actual/Actual

Interest Reset Dates:			      Quarterly on the fifth of May,
							August, November, & February;
						      commencing on the Date of Issue

Interest Determination Dates:			Two business days preceding
							such Interest Reset Dates

Interest Payment Dates:				Quarterly on the fifth of May,
							August, November, & February;
							commencing May 5, 1996

Redemption Provisions:				None

Plan of Distribution:				CS First Boston has purchased
							the Senior Notes as principal
							at a purchase price of 100%
							of the aggregate principal
							amount of the Senior Notes.

CS First Boston

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